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                                                                    EXHIBIT 10.3

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

         This Amendment is agreed to as of the 14th day of November, 1997, by and among Larson-Juhl Inc., a Georgia corporation, and Larson-Juhl International L.L.C., a Georgia general partnership (the "Borrowers"); Norwest Bank Minnesota, National Association, a national banking association, as Agent under the Credit Agreement described below (in such capacity, the "Agent"); and Norwest Bank Minnesota, National Association, a national banking association, SunTrust Bank, Atlanta, a Georgia banking corporation, The Sumitomo Bank, Limited, a Japanese banking corporation, a Southtrust Bank of Georgia, N.A., a national banking association, as Banks (the "Banks").

         The Borrower, the Agent and the Banks are each parties to a Credit Agreement dated as of July 16, 1996 (together with all amendments, modifications and restatements thereof, the "Credit Agreement")

         The Borrowers, the Agent and the Banks wish to amend certain covenants in the Credit Agreement.

         ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

         1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

         2.       Amendment. The Credit Agreement is hereby amended as follows:

                  (a) The following phrase is hereby inserted immediately after the words, "for borrowed money", in clause (i) of the definition of "Total Funded Debt" in Section 1.1 of the Credit Agreement:

                  (including, but not limited to all indebtedness under this Agreement, whether on account of Advances to or Letters of Credit for the account of the Company, Advances to or Letters of Credit for the account of LJ International under this Agreement, or otherwise)

                  (b) The following is inserted at the end of the definition of "Total-Funded-Debt-to-EBITDAR Ratio" In Section 1.1 of the Credit Agreement:

                  In determining EBITDAR of the Company with respect to any period in which the Company has effected a Permitted Acquisition, the financial performance of the target of such Permitted Acquisition (as set forth in the financial statements to be delivered pursuant to clause (v) of the definition of "Permitted Acquisition" above) shall be attributed to the Company with respect to the period preceding such Permitted Acquisition. Such attribution shall be made


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                  without regard to any expense reductions or other changes
                  realized by the Company as a result of consolidating operations with such target.

                  (c) The table in Section 2.7(b) of the Credit Agreement is hereby deleted, and the following us substituted therefor:

    Total-Funded-Debt-to-EBITDAR Ratio                        LIBO Rate Margin
    ----------------------------------                        ----------------
Less than 1.50 to 1                                                 0.75%
1.50 to 1 or greater, but less than 2.00 to 1                       1.00%
2.00 to 1 or greater, but less than 3.00 to 1                       1.25%
3.00 to 1 or greater, but less than 3.50 to 1                       1.50%
3.50 to 1 or greater                                                1.65%

                  (d) Section 5.1(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           (f)      Concurrent with the delivery of any
                  financial statements under paragraph (a) or (b), (i) a Compliance Certificate, duly executed by the chief financial officer of the Company, and (ii) if the Company effected any Permitted Acquisition during the last fiscal quarter covered by such financial statements of the Company, financial statements with respect to the target of such Permitted Acquisition during the period of 24 months preceding such Permitted Acquisition, certified by the chief financial officer of the Company to be those financial statements believed by the Company in good faith to be the most accurate financial statements available to the Company with respect to such target (whether such financial statements are audited, reviewed, compiled or internally generated)

                  (e) Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

                                    Section 5.9 Total-Funded-Debt-To-EBITDAR
                           Ratio. The Company will at all times maintain its Total-Funded-Debt-To-EBITDAR Ratio, determined as at the end of the second and fourth quarters of each fiscal year of the Company (and, in addition, as of April 30, 1998), at not more than the amount set forth below opposite the period in which the date of such determination occurs.

Period                                                             Ratio
------                                                             -----
On or before April 29, 1998                                      3.65 to 1
On or after April 30, 1998                                       3.50 to 1

                  Not later than May 22, 1998, the Company shall deliver to the Agent a certificate, executed by the chief financial officer of the Company, certifying


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                  that the Company was in compliance with this Section as of
                  April 30, 1998, together with such supporting documentation as the Agent or the Required Banks may reasonably require.

                  (f) The phrase, "Varying amount up to limitation described in Section 2.8", in Schedule 6.3 of the Credit Agreement is hereby deleted, and the phrase, "Varying amount up to the limitation described in Section 2.9", is substituted therefor.

         3. Interim LIBO Rate Margin. Notwithstanding Section 2.7 of the Credit Agreement, the LIBO Rate Margin from the date hereof until the first adjustment hereafter in accordance with Section 2.7(b) of the Credit Agreement shall be 1.50%.

         4. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Banks as follows:

                  (a) The Borrowers have all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to perform this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly and validly executed and delivered to the Agent and the Banks by the Borrowers, and this Amendment and the Credit Agreement as amended hereby constitute the Borrowers' legal, valid and binding obligations enforceable in accordance with their terms.

                  (b) The execution, delivery and performance by the Borrowers of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrowers' articles of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or agreement to which the Borrowers are a party or by which the Borrowers or their properties may be bound or affected.

                  (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         5. Conditions. The amendments set forth in paragraph 2 shall be effective only if the Agent has received (or waived the receipt of) each of the following, in form and substance satisfactory to the Agent, on or before the date hereof (or such later date as the Required Banks may agree in writing):

                  (a) This Amendment, duly executed by the Borrowers and each Bank.


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                  (b)      A certificate of the secretary or assistant secretary
         of the Company (i) certifying as accurate resolutions of the board of directors of the Company evidencing approval of this Amendment, the Credit Agreement as amended hereby, and the other matters contemplated hereby, (ii) stating that there have been no amendments to or restatements of the articles of incorporation or bylaws of the Company as furnished to the Agent in connection with the execution and delivery of the Credit Agreement other than those that may be attached to the certificate, and (iii) certifying the names of the managers of LJ International that are authorized to sign this Amendment and the Replacements Notes, together with the true signature of such officers.

                  (c) A certificate of the managing member, secretary or assistant secretary of LJ International (i) certifying that such person is the keeper of or otherwise responsible for the maintenance of the minute books of LJ International, (ii) certifying that this Amendment and the Credit Agreement as amended hereby have been duly approved by all necessary action of the managing member of LJ International and attaching true and correct copies of the applicable resolutions granting such approval, (iii) stating that there have been no amendments to or restatements of the Organizational Documents of LJ International as furnished to the Agent in connection with the execution and delivery of the Credit Agreement other than those that may be attached to the certificate, and (iv) certifying the names of the officers of the Company that are authorized to sign this Amendment and the Replacements Notes, together with the true signatures of such officers.

                  (d) A signed copy of the opinion of counsel for the Borrowers, addressed to the Agent and the Banks, confirming the matters set forth in paragraph 3 hereof (other than paragraph (c) thereof), and such other matters as the Required Banks may in their sole discretion request.

         6. Miscellaneous. The Borrowers shall pay all costs and expenses of the Agent, including attorneys' fees, incurred in connection with the drafting and preparation of this Amendment and any related documents. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this


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Amendment, taken together, shall constitute but one and the same instrument.
This Amendment shall be governed by the substantive law of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


LARSON-JUHL, INC.                            LARSON-JUHL INTERNATIONAL LLC


By:  /s/ Steve M. Scheppmann                 By:  /s/ Steve M. Scheppmann
    -----------------------------------           ------------------------
         Its    VP - Finance                          Its    VP - Finance
             --------------------------                   ----------------

NORWEST BANK MINNESOTA,                      SUNTRUST BANK, ATLANTA
         NATIONAL ASSOCIATION, AS
         AGENT AND AS A BANK

By:  /s/ Scott Bjelde                        By:  /s/ Jenna H. Kelly
     ----------------------------------          -------------------------
         Its  Vice President                           Its  A.V.P.
              -------------------------                -------------------

                                             By:  /s/ R. M. Dunlap
                                                  ------------------------
                                                      Its  V.P.
                                                           ---------------

THE SUMITOMO BANK, LIMITED                   SOUTHTRUST BANK OF GEORGA,
                                             N.A.


By: /s/ Sybil H. Weldon                      By:  /s/ Thomas O. Findlay
    -----------------------------------           ------------------------
         Its   Vice President & Mgr.                  Its   V.P.
               ------------------------           ------------------------


By: /s/ Lauren R. Carrigan
    -----------------------------------
         Its   Asst. Vice President
               ------------------------


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